EXHIBIT 10.1

JACKSONVILLE BANCORP, INC.

SUBSCRIPTION AGREEMENT

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000

Jacksonville, Florida 32202

Attn: Stephen C. Green

Ladies and Gentlemen:

1.        Subscription.

(a)        Subject to the terms and conditions of this Agreement, the undersigned (the “Subscriber”), acting individually and not in concert with any other person, irrevocably subscribes (this “Subscription”) to purchase the number of shares set forth on the signature page hereto (the “Shares”) of Noncumulative, Nonvoting, Perpetual Preferred Stock, Series B, $0.01 par value per share (the “Series B Preferred Stock”) of Jacksonville Bancorp, Inc. (the “Company”), at a purchase price of $1,000.00 per Share. The Shares are being offered to the same accredited investors to whom shares of the Company’s Mandatorily Convertible, Noncumulative, Nonvoting, Perpetual Preferred Stock, Series A, $0.01 par value per share (the “Series A Preferred Stock”) are being offered, in a private offering solely to accredited investors in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Securities and Exchange Commission (“SEC”) Rule 506 thereunder (the “Private Placement”).

(b)        The sale of the Shares to the Subscriber will occur at a date and time mutually agreeable to the parties, but in any event within two days of acceptance of this Subscription by the Company. In consideration for the Shares, at the closing of such sale, the Subscriber shall pay to the Company, by check or wire transfer, an amount equal to $1,000.00 multiplied by the number of Shares subscribed.

(c)        The Subscriber has delivered or will deliver a completed and executed copy of Internal Revenue Service Form W-9.

2.        Representations, Warranties and Covenants of the Subscriber. The Subscriber represents and warrants to, and agrees with, the Company as follows:

(a)        No Public Solicitation. The Subscriber did not learn of the Private Placement as a result of or subsequent to any general solicitation, advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the air or radio, or presented at any seminar or meeting.

(b)        Investment has Risks. The Subscriber understands that an investment in the Company is speculative and has a high degree of risk. The Subscriber has carefully considered such risks, and further understands that (i) no federal or state agency has passed upon the merits of the offer or sale of Series B Preferred Stock in the Private Placement, (ii) no public or other market exists or is expected to exist for the Series B Preferred Stock and it may not be possible for the Subscriber to liquidate the Shares, and (iii) there is no guarantee that the Subscriber will recover the initial investment in the Company contemplated by this Subscription or realize any gain from any such investment.

(c)        Economic Risk of Loss and Sophistication. The Subscriber is able to bear the economic risk of maintaining an illiquid investment for which there is no market and/or losing the entire investment in the Company contemplated by this Subscription. The Subscriber’s overall commitment to investments that are not readily marketable is not disproportionate to the Subscriber’s net worth. The Subscription will not cause such overall commitment to become excessive. The Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of an investment in the Company.

(d)        Status of Investor; Exempt Transaction. The Subscriber is an “accredited investor” as defined in SEC Rule 501(a) of Regulation D under the Securities Act. The Subscriber understands that the shares of Series B Preferred Stock, including the Shares, the shares of the Series A Preferred Stock that the Company may issue in exchange for the Shares pursuant to an Exchange Agreement between the Company and the Subscriber (the “Exchange Agreement”), and the shares of the Company’s common stock, $0.01 par value (the “Common Stock”) into which such shares of Series A Preferred Stock are mandatorily convertible (collectively, the “Securities”), are being offered in reliance upon the exemption from federal securities registration requirements set forth in section 4(a)(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act.

(e)        No Registration. The Subscriber acknowledges and agrees that the Securities have not been registered under the Securities Act or the securities laws of any other domestic or foreign jurisdiction. The Securities, therefore, cannot be resold by the Subscriber unless they are registered under the Securities Act and any necessary other domestic or foreign jurisdictions, or unless exemptions from such necessary registrations are available. In that regard, and without limiting the generality of the foregoing, the Subscriber agrees not to offer, sell, pledge or otherwise dispose of all or any portion of the Securities or any interest therein, except pursuant to an offering duly registered or qualified under the Securities Act and any applicable state securities laws, unless (i) in the opinion of counsel satisfactory to the Company, registration or qualification under the Securities Act and any applicable state or foreign securities laws is not required, and (ii) the Subscriber has received all necessary regulatory approvals, if any. The Subscriber understands that a legend to the effect that the Securities have not been so registered, and indicating the other restrictions on transferability identified in this Agreement, will be placed on any certificate representing the Securities and that stop transfer instructions to such effect may be issued by the Company to its transfer agent.

(f)        Investment Intent. The Subscriber is acquiring the Securities for its own account, and not with a view to any distribution thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and the Subscriber has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution.

3.    Covenants of the Company. The Company acknowledges and agrees that the Subscriber has and is relying upon the Company’s representations and warranties, and the Company’s covenants and agreements, set forth in the Stock Purchase Agreement, dated August 22, 2012, between the Company, the Subscriber, and the other investors parties thereto (as may be amended from time to time, the “Stock Purchase Agreement”). The Shares are not convertible into any other securities. The Subscriber, as a holder of the Shares, shall be entitled to all of the rights of an Investor (as defined in the Stock Purchase Agreement) provided by the Stock Purchase Agreement with respect to any shares of Series A Preferred Stock held by the Investor as a result of any exchange of shares of Series B Preferred Stock, for shares of Series A Preferred Stock, and any shares of Common Stock held as a result of a conversion of Series A Preferred Stock.

4.    Miscellaneous.

(a)        This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic or facsimile signatures will have the same effect as manually executed signatures.

(b)        This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Florida, without giving effect to principles governing conflicts of law.

(c)        The Company shall pay, upon invoice, all the expenses, including all legal fees and charges, including, without limitation, those fees and charges of McGuireWoods LLP, Jones Day, and Sullivan & Cromwell, incurred by the Company and CapGen in connection with the offering, regulatory discussions and actions, and the purchase and exchange of Series B Preferred Stock.

[signature page follows]

IN WITNESS WHEREOF, the undersigned Subscriber has executed this Agreement as of September 27, 2012.

Number of Shares subscribed for: 5,000

SUBSCRIBER:

CAPGEN CAPITAL GROUP IV LP
BY:	CAPGEN CAPITAL GROUP IV LLC, AS GENERAL PARTNER OF CAPGEN CAPITAL GROUP IV LP

By:	/s/ John R. Caughey
Name: John R. Caughey
Title: Vice President and Chief Financial Officer

The Company hereby accepts the foregoing Subscription as to the number of Shares set forth above, effective as of September 27, 2012.

JACKSONVILLE BANCORP, INC.

By:	/s/ Stephen C. Green
Name: Stephen C. Green
Title: President and Chief Executive Officer

[Signature Page to Subscription Agreement]